UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     November 9, 2000 (November 8, 2000)

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                    1-123              61-0243150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100

Item 9.

On November 8, 2000, John P. Bridendall, Senior Vice President and Director of Corporate Development, made a presentation to Morgan Stanley Dean Witter Global Consumer Group Conference. The text and other materials of Mr. Bridendall's presentation are being furnished on the Corporation's web site (http://www.brown-forman.com) in the Investor Relations section, which has a section for the Morgan Stanley Conference Presentation.

A copy of the media advisory made in connection with this presentation is filed herewith as Exhibit 99.

Forward-Looking Statement Disclaimer:

The presentation furnished as described in this filing may make forward-looking statements related to our anticipated financial performance, business prospects, new products, and similar matters. We do not guarantee that the results indicated will actually be achieved. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. To comply with the terms of the safe harbor, we note that the following non-exclusive list of important risk factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in those forward-looking statements:

Generally: We operate in highly competitive markets. Our business is subject to changes in general economic conditions, changes in consumer preferences, the degree of acceptance of new products, and the uncertainties of litigation. As our business continues to expand outside the United States, our financial results are more exposed to foreign exchange rate fluctuations and the health of foreign economies.

Beverage Risk Factors: The U.S. beverage alcohol business is highly sensitive to tax increases; an increase in the federal excise tax (which we do not anticipate at this time) would depress our domestic beverage business. Our current outlook for our domestic beverage business anticipates continued success of Jack Daniel's Tennessee Whiskey, Southern Comfort, and our other core wine and spirits brands. Current expectations for our foreign beverage business could prove to be optimistic if the U.S. dollar strengthens against other currencies or if economic conditions deteriorate in the principal countries to which we export our beverage products, including the United Kingdom, Germany, Japan, and Australia. The wine and spirits business, both in the United States and abroad, is also sensitive to political and social trends. Legal or regulatory measures against beverage alcohol (including its advertising and promotion) could adversely affect sales. Product liability litigation against the alcohol industry, while not currently a major risk factor, could become significant if new lawsuits were filed against alcohol manufacturers. Current expectations for our global beverage business may not be met if consumption trends do not continue to increase. Profits could also be affected if grain or grape prices increase.

Consumer Durables Risk Factors: Earnings projections for our consumer durables segment anticipate a continued strengthening of our Lenox and Hartmann businesses. These projections could be offset by factors such as poor consumer response to direct mail, a soft retail environment at outlet malls, further department store consolidation, or weakened demand for tableware, giftware and/or leather goods.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Brown-Forman Corporation
                                            (Registrant)


Date:   November 9, 2000                  By:  /s/ Michael B. Crutcher
                                                Michael B. Crutcher
                                                Senior Vice President,
                                                General Counsel, and Secretary